EXHIBIT 10.4

BB&T Account No. [REDACTED]

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (““Agreement”) is made this 25th day of June, 2008, by 1st FINANCIAL SERVICES CORPORATION, a North Carolina bank holding company (the “Pledgor”) for the benefit of BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the “Bank”).

RECITALS

A. The Bank has agreed to lend to the Pledgor the principal sum of $10,000,000.00 which shall be evidenced by a Promissory Note dated as of the date herewith, payable to the order of the Bank (including all extensions, renewals, modifications and substitutions thereof, the “Note”).

B. The Pledgor is a shareholder of Mountain 1st Bank & Trust Company. To secure payment of all indebtedness and obligations evidenced by the Note and under this Agreement and all of Pledgor’s future indebtedness or obligations to us (the “Obligations”), the Pledgor has agreed to pledge and grant to the Bank the Pledged Securities (hereinafter defined).

NOW, THEREFORE, it is agreed as follows:

1. Pledge. As collateral security for the full and timely payment, performance and observance of the Obligations, whether now existing or hereafter arising, the Pledgor herewith pledges, assigns, transfers, hypothecates, delivers and deposits with the Bank, in a form transferable for delivery (together with stock powers duly executed in blank by the Pledgor), and grants to the Bank, a first priority security interest in the shares of stock and the certificates or other instruments or documents evidencing same more particularly described in Exhibit A hereto and such additional property at any time and from time to time receivable by the Bank hereunder or otherwise distributed in respect of or in exchange for any or all such shares and any other shares or instruments issued to the Pledgor by the corporations shown on Exhibit A (herein collectively called the “Pledged Securities”) together with any and all products and proceeds of any of the foregoing in whatever form (the Pledged Securities and the products and proceeds thereof may be referred to collectively as the “Pledged Collateral”).

2. Title. The Pledgor represents and warrants that the Pledged Securities are, and will be on deposit hereunder, duly and validly issued and duly and validly pledged with the Bank in accordance with the law, and agrees to defend the Bank’s right, title, lien and security interest in and to the Pledged Collateral against the claims and demands of all persons whomsoever. The Pledgor also represents and warrants to the Bank that he has, and will have on deposit hereunder, good title to all of the Pledged Securities, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever except those granted to the Bank herein, and that no consent or approval of any governmental or regulatory authority, or of any securities exchange which has not been obtained, was or is necessary to the validity of this pledge. In addition, the Pledgor represents and warrants that he is the sole shareholder of record and the sole beneficial owner of the Pledged Securities. The Pledgor covenants and warrants that he will not, except with the written consent of the Bank, exercise any rights of conversion with respect to any of the Pledged Securities which are convertible into debt instruments, cash or any other securities or instruments of any kind.

3. Voting Prior to Event of Default. So long as no Event of Default shall have occurred, the Pledgor shall be entitled to exercise, as it shall determine, but in a manner not inconsistent with the terms hereof or, the Note, any loan document or any of the security documents, the voting power with respect to the Pledged Securities, if any.

4. Event of Default. Upon the occurrence of an event of default under this Agreement, the Note or any other security documents (“Event of Default”), the Bank may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of the Bank’s nominee or nominees.

5. Rights and Remedies. Bank shall have, by way of example and not of limitation, the rights and remedies in subparagraph (a) of this paragraph at all times prior to and/or after the occurrence of an Event of Default, and shall have all the rights and remedies enumerated herein after the occurrence of an Event of Default.

(a) Bank may, at its option and without notice: (i) transfer to its name or the name of its nominee all or any part of the Pledged Collateral including stocks, bonds, and other securities; (ii) demand, sue for, collect and receive all interest, dividends, including liquidating dividends, and other proceeds thereof, and hold same as security for payment of the Borrower’s Obligations or, if cash proceeds, apply same as payment thereof; (iii) notify any person obligated on any of the Pledged Collateral of the security interest of Bank therein and request such person to make payment directly to Bank; or (iv) demand, sue for, collect, or make any settlement or compromise Bank deems desirable with respect to any of the Pledged Collateral.

(b) The Bank shall be a secured party under the North Carolina Uniform Commercial Code and, from and after an Event of Default hereunder, without obligations to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Pledged Collateral, at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or any of them may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Bank may grant options, the Pledgor hereby waiving and releasing any and all equity or right of redemption. If any of the Pledged Collateral is sold by the Bank upon credit or for future delivery, the Bank shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Bank may resell such Pledged Collateral. In no event shall the Pledgor be credited with any part of the proceeds of sale of any Pledged Collateral until cash payment of such sale has actually been received by the Bank.

(c) Should the market value of the Pledged Collateral at any time fall below the unpaid principal balance of the Note; or if the Bank has required that a minimum loan to value ratio be maintained throughout the term of the loan, and the market value of the Pledged Collateral at any time falls below the amount required to maintain the minimum loan to value ratio, the Pledgor shall deposit such funds or additional securities as may be required to restore the market value to a satisfactory level within five (5) days.

6. Covenants of Pledgor. Pledgor covenants and agrees to and in favor of Bank that, so long as any of the Obligations secured hereby remain unpaid or unperformed:

(a) Delivery of Pledged Securities. The Pledgor shall deliver possession of the Pledged Securities to the Bank upon the execution of this Agreement. If the Pledgor is unable to deliver possession of the Pledged Securities upon execution of this Agreement, the Pledgor shall deliver possession of the Pledged Securities to the Bank within five (5) days after the execution of this Agreement.

(b) Protection of Security and Legal Proceedings. Pledgor shall, at its own expense, take any and all actions necessary to preserve, protect and defend the security interest of Bank in the Pledged Collateral and the priority thereof against any and all adverse claims, including appearing in and defending any and all actions and proceedings which purpose to affect any of the foregoing; promptly reimburse Bank for any and all sums, including costs, expenses and reasonable attorneys’ fees, which Bank may pay or incur in defending, protecting or enforcing its security interest in the Pledged Collateral or the priority thereof, or in discharging any prior to subsequent lien or adverse claim against the Pledged Collateral or any part thereof, or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Pledged Collateral or the rights of Bank therein, all of which actions Pledgor hereby agrees that Bank shall have the right to take in its sole and absolute discretion.

(c) Sale or Hypothecation of Pledged Collateral. Pledgor shall not, without the prior consent of the Bank, exchange, lease, lend, sell, encumber or dispose of the Pledged Collateral or any part thereof, or any of Pledgor’s rights therein, or grant any option with respect thereto, nor cause, suffer or permit the Pledged Collateral to be affected by any encumbrance, security interest, option or adverse claim of any kind or nature whatsoever, other than the security interests of Bank. All proceeds, additions, substitutions or replacement stocks, bonds or securities for the Pledged Securities shall be and remain Pledged Collateral subject to the security interest in favor of Bank as provided herein. Unless otherwise agreed in advance by the Bank, all proceeds from the sale of the Pledged Collateral shall be immediately paid to the Bank and shall be applied to the Obligations.

(d) Certain Agreements. Pledgor shall not make any compromise, adjustment, amendment, modification, settlement, substitution or termination in respect of the Pledged Collateral; nor cause, suffer or permit anything to be done which might impair, or fail to do anything necessary or advisable in order to preserve, the value of the Pledged Collateral and the security interest of Bank therein.

7. Preservation of Collateral. In case of any failure of Pledgor to keep the Pledged Collateral free from liens or adverse claims, or to pay taxes on or in respect thereof, or to fully and punctually keep and perform any other covenant hereof, then Bank may (but shall not be required to) pay or contest or settle such taxes, liens or adverse claims, or any judgments based thereon, or otherwise make good any other aforesaid failure of Pledgor. Pledgor shall promptly reimburse Bank for any sums paid or advanced by Bank or any such purpose, together with interest at a rate equal to the Bank’s announced prime rate plus 5.0% per annum from the date of any such advance to the date of reimbursement.

8. Rights to Distributions. So long as (but only for so long as) no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing, Pledgor shall be entitled to receive and retain any and all dividends, interest and distributions paid in cash in respect of the Pledged Collateral; provided, however, that Bank shall receive and retain in Pledged Collateral any and all dividends, interest and distributions paid or payable other than in cash in respect of, or in exchange for, any Pledged Collateral.

9. Waivers. No demand, advertisement or notice, all of which are hereby expressly waived by the Pledgor, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Bank shall give Pledgor at least ten days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is reasonable, all other demand, advertisements and notices being hereby waived. The Bank shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Pledged Collateral of a type customarily sold in a recognized market and upon each public sale, the Bank, or any holder of any of the Obligations may purchase all or any of the Pledged Collateral being sold, free from any equity or right of redemption, which is hereby waived and released by the Pledgor, and may make payment therefor (by endorsement without recourse) in the Obligations in lieu of cash to the amount then due thereon which the Pledgor hereby agrees to accept. In the case of all sales of Pledged Collateral, public or private, the Pledgor shall pay all costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees, and after deducting such costs and expenses from the proceeds of sale, the Bank shall apply any residue to the payment of the Obligations, and the Pledgor shall continue to be liable for any deficiency. The balance, if any, remaining after payment in full of all of the Obligations, shall be paid to the Pledgor, subject to any duty of the Bank imposed by law to the holder of any subordinate security interest in the Pledged Securities known to the Bank.

10. Unregistered Securities. The Pledgor recognizes that the Bank may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable “Blue Sky” or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Securities were sold at public sales, and that the Bank has no obligation to delay sale of any such Pledged Securities for the period of time necessary to permit the issuer of such Pledged Securities, even if such issuer would agree, to register such Pledged Securities for public sale under such applicable securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

11. Remedies Non-Exclusive. The remedies provided herein in favor of the Bank shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Bank existing at law or in equity.

12. Endorsement. Upon the occurrence of an Event of Default, the Bank shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments, stock powers, or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

13. Bank’s Obligation. The Bank shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the sale custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similarly matters relating to any of the Pledged Securities (herein called “events”) the Bank’s duty shall be fully satisfied if (i) the Bank exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Pledgor of any events applicable to any Pledged Securities which are registered and held in the name of the Bank or its nominee, (ii) the Bank gives the Pledgor reasonable notice of the occurrence of any events, of which the Bank has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Bank or its nominee (the Pledgor agreeing to give the Bank reasonable notice of the occurrence of any events applicable to any securities in the possession of the Bank of which the Pledgor has received knowledge), and (iii) in the exercise of its sole discretion (a) the Bank endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Bank determines that the action requested might adversely affect the value of the Pledged Securities as collateral, the collection of the Obligations, or otherwise prejudice the interests of the Bank, the Bank gives reasonable notice to the Pledgor that any such requested action will not be taken if the Bank makes such determination or if the Pledgor fails to make such timely request, the Bank takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Bank shall have no further obligation to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligations as a result of the establishment by the Bank of any internal procedures with respect to any securities in its possession.

14. Release and Indemnity. The Pledgor releases the Bank from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Pledged Collateral and/or any actions, taken or omitted to be taken by the Bank with respect thereto, and the Pledgor hereby agrees to hold the Bank harmless from and with respect to any and all such claims, causes of action and demands other than those resulting from the gross negligence or willful misconduct of the Bank.

15. Power of Attorney. The Pledgor hereby irrevocably appoints the Bank or Bank’s designees, successors or assigns as the Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Bank may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Collateral which the Bank is entitled to receive hereunder or any part thereof and to give full discharge for the same. This appointment is a power coupled with an interest which is irrevocable until all of the Obligations have been paid and performed in full.

16. Delay in Exercise of Rights. No delay on the part of the Bank or of any holder of any of the Pledgor’s Obligations in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof.

17. Notice. Any notice or demand upon the Pledgor shall be deemed to have been sufficiently given for all purposes thereof if mailed, postage prepaid, by registered or certified mail, return receipt requested, or if delivered, to the addresses set out below or at such other address as the parties hereto may heretofore have designated in writing:

If to the Pledgor:

1st Financial Services Corporation

101 Jack Street

Hendersonville, North Carolina 28792

Attn: Greg Gibson, CEO

Fax: 828/697-7756

If to the Bank:

Branch Banking and Trust Company

P.O. Box 628

Monroe, North Carolina 28111-0628

Fax: (704) 289-7442

18. Choice of Law. This Agreement and the rights and obligations of the Bank and the Pledgor hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina applicable to contracts executed and to be performed in such State cannot be changed orally and shall bind and inure to the benefit of the Pledgor and the Bank and their respective successors and assigns, and all subsequent holders of any of the Obligations.

19. Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed under seal as of the day and year first above written.

PLEDGOR:

1st FINANCIAL SERVICES CORPORATION

/s/ Clegg E. Sell, Jr.	By	/s/ Gregory Gibson	(SEAL)
Witness		Greg Gibson, Chief Executive Officer

Accepted this 25 day of June, 2008.

BRANCH BANKING AND TRUST COMPANY

	By	/s/ Clegg E. Sell, Jr.
Clegg E. Sell, Jr., Senior Vice President

EXHIBIT A

[Description of Pledged Securities]

Name of Pledgor	Name of Csompany	Certificate Number	No. of Shares
1st Financial Services	Mountain 1st Bank & Trust Company	13327	4,997,027